UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): February 27, 2015 (February 27, 2015)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201
(Address of principal executive offices, including zip code)

(214) 716-2600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 27, 2015, Judson “Rick” F. Hoover was terminated as Chief Financial Officer of Breitling Energy Corporation (the “Company”).

Concurrent with the termination of Mr. Hoover, David J. Kovacs, who was already serving as Executive Vice President of Strategic Development, was appointed to also serve as interim Chief Financial Officer.

Mr. Kovacs was appointed as Executive Vice President of Strategic Development on November 11, 2014. From September 2012 until joining the Company, Mr. Kovacs served as head of investment banking, research and private equity for North America for the Fitch Group—7city. From October 2007 until June 2012, Mr. Kovacs served as managing director, private equity for the Hinduja Group. From October 2004 to October 2007, he was an associate consultant, private equity/fund formation, for the Blackstone Group. From September 2003 to October 2004, he was an analyst in the Investment Banking Division for Citigroup. Mr. Kovacs has a Bachelor of Science in Economics & Finance from College of Staten Island, City University of New York.

Compensation for Mr. Kovacs in his new position has not been determined. The Company will report that information in a Current Report on Form 8-K when it is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Breitling Energy Corporation.

February 27, 2015	By:	/s/ Chris A. Faulkner
	Name:	Chris A. Faulkner
	Title:	President and Chief Executive Officer